Exhibit 1

                        January 14, 1998


Morgan Stanley & Co. Incorporated
Lehman Brothers Inc.
Merrill Lynch, Pierce, Fenner & Smith
     Incorporated
J.P. Morgan Securities Inc.
as Representatives of the Underwriters
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

     Dominion Resources, Inc., a Virginia corporation (the "Company"), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the "Underwriters") for whom you are acting as representatives (in such capacity you shall be referred to as the "Representatives"), 6,500,000 shares of its common stock (no par value) (the "Firm Shares"). The Company also proposes to issue and sell to the several Underwriters not more than an additional 975,000 shares of its common stock (no par value) (the "Additional Shares") if and to the extent the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section II hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the Shares. The shares of common stock (no par value) of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the Common Stock.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3, including a prospectus, relating to the registration of the Shares and certain of the Company's debt securities under the Securities Act of 1933, as amended, (the "Securities Act"), and the offering thereof from time to time in accordance with Rule
415 of the rules and regulations promulgated under the Securities Act (the "Rules and Regulations"). Such registration statement has been declared effective by the Commission. The registration statement (No. 333-35501) as amended at the time it became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 434 under the Securities Act, is hereinafter referred to as the "Registration Statement;" and the prospectus (including any prospectus supplement whether or not such prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations in the form first used to confirm sales of Shares) is hereinafter referred to as the Prospectus (including, in the case of all references to the Registration Statement and the Prospectus, documents incorporated therein by reference).


SECTION I.  Representations and Warranties

     The Company represents and warrants to you and to each of the other Underwriters as of the date hereof that:

          (a) The Registration Statement has become effective, no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

          (b) The Registration Statement, on the effective date thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, on the date of this Agreement, and on the Closing Date, the Registration Statement and the Prospectus conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and neither of such documents includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from such documents, in reliance upon and in conformity with information furnished to the Company by or on behalf of the Underwriters through the Representatives specifically for inclusion therein.

          (c) The documents incorporated, or deemed to be incorporated, by reference in the Prospectus pursuant to
     Item 12 of the requirements of Form S-3 under the Securities Act, at the time they were or hereafter are filed with the Commission, complied, and will comply, in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission promulgated thereunder, and when read together with the other information in the Prospectus, at the date of the Prospectus and on the Closing Date, do not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Since the respective dates as of which information is given in the Prospectus, except as stated therein, there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business affairs or operations of the Company and its subsidiaries, taken as a whole.

          (e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (f) Virginia Electric and Power Company, Dominion Energy, Inc., Dominion Capital, Inc. and East Midlands Electricity plc (collectively, the "Principal Subsidiaries") are the Company's principal operating subsidiaries and each Principal Subsidiary has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own, lease and operate its property and to conduct its business as described in the Prospectus; and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole. All of the issued and outstanding capital stock of each Principal Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable, and the capital stock of each Principal Subsidiary is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, claim, encumbrance or equitable right.

          (g) The execution and delivery by the Company of this Agreement and the performance by the Company of its obligations hereunder have been duly authorized by all necessary corporate action on the part of the Company; and this Agreement has been duly executed and delivered by the Company.

          (h) The Common Stock of the Company conforms in all material respects to the description thereof in the Prospectus.

          (i) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.

          (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement and the issuance and sale by the Company of the Shares do not and will not contravene any provision of applicable law, the Articles of Incorporation or the By-laws of the Company, or any agreement or other instrument binding upon the Company, the effect of which is materially adverse to the condition, financial or otherwise, or the earnings, business affairs or operations of the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries.
     No approval, authorization or consent of any court or governmental authority or agency is required on the part of the Company in connection with the consummation of the transactions contemplated by the this Agreement, except such as have been obtained or will have been obtained prior to the Closing Date or as may be required under state securities laws.

          (k) The Company is not in violation of its Articles of Incorporation or By-laws or in default in the performance or observation of any obligation, agreement, covenant or condition contained in any contract or agreement to which it is a party or by which it or any of its properties may be bound, the effect of which violation or default is materially adverse to the condition, financial or otherwise, or the earnings, business affairs or operations of the Company and its subsidiaries, taken as a whole.

          (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject, other than proceedings accurately described in all material respects in the Prospectus, the effect of which is materially adverse to the condition, financial or otherwise, or the earnings, business affairs or operations of the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement.

          (m) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (n) Any certificate signed by any duly authorized officer of the Company or any Principal Subsidiary and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (o) The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an "investment company" or a company "controlled" by an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (p) The Company is a "holding company" within the meaning of that term as defined in the Public Utility Holding Company Act of 1935, as amended, but the Company is exempt from the provisions of such Act, other than Section 9(a)(2) thereof, by virtue of the exemption provided by
     Section 3(a)(1) of such Act.

          (q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where noncompliance with such Environmental Laws, failure to receive such required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (r) The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Prospectus and any prospectus supplement are independent auditors with respect to the Company under Rule 101 of the AICPA's Code of Professional Conduct in its interpretations and rulings.

          (s) At June 30, 1997, the authorized, issued and outstanding Common Stock of the Company was as set forth in the Prospectus in first paragraph of the section entitled
     "Description of Capital Stock."

          (t) The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

          (u) The Common Stock (other than the Shares) is, and upon issuance the Shares will be, listed on the New York
     Stock Exchange.

          (v)  The Company has complied with all provisions of
     Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.



SECTION II.  Agreements to Sell and Purchase

     The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective numbers of Firm Shares set forth in Schedule I hereto opposite its name at U.S. $39.525 a share (the "Purchase Price").

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have a one-time right to purchase, severally and not jointly, up to 975,000 Additional Shares at the Purchase Price. If the Representatives, on behalf of the Underwriters, elect to exercise such option, the Representatives shall so notify the Company in writing not later than thirty (30) days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section IV hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears approximately the same proportion to the total number of Additional Shares to be purchased as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

     The Company hereby agrees that, without the prior written consent of the Representatives, it will not during the period ending 90 days after the date of the Prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or
(ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (C) the issuance or grant of shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to benefit and compensation plans, (D) the issuance or grant of shares of Common Stock or options or rights to purchase shares of Common Stock in connection with the Company's Dominion Direct Investment Plan, and (E) agreements or arrangements in connection with acquisition transactions involving the issuance or sale of shares of Common Stock or relating to options, rights, warrants or any securities convertible into or exercisable or exchangeable for shares of Common Stock, where the acquisition transactions are consummated more than 90 days after the date of the Prospectus.

SECTION III.  Terms of Public Offering

     The Company is advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after this Agreement has become effective as in the Representatives' judgement is advisable. The Company is further advised by the Representatives that the Shares are to be offered to the public initially at $40.625 a share (the "Public Offering Price") and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $0.70 a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $0.10 a share, to any Underwriter or to certain other dealers.

SECTION IV.  Payment and Delivery

     Payment for the Firm Shares shall be made by or on behalf of the several Underwriters by the wire transfer of immediately available funds to the Company's account upon delivery of the Firm Shares to the Representatives or upon their order at the office of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, at 10:00 A.M., New York City time, on the third business day (unless postponed in accordance with the provisions of Section IX) following the date of this Agreement, or if pricing takes place after 4:30 P.M. New York time, on the fourth business day following the date of this Agreement (unless postponed in accordance with the provisions of Section IX), or at such other time on the same or such other earlier date, as shall be agreed upon by the Representatives and the Company. The time and date of such payment are hereinafter referred to as the Closing Date.

     Payment for any Additional Shares shall be made by or on behalf of the several Underwriters by the wire transfer of immediately available funds to the Company's account upon delivery of the Additional Shares to the Representatives or upon their order at the office of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, at 10:00 A.M., New York City time, on such date (which may be the same as the Closing Date but shall in no event be earlier than the Closing Date nor later than ten business days after the giving of the notice hereinafter referred to) as shall be designated in a written notice from the Representatives to the Company of the Representatives' determination, on behalf of the Underwriters, to purchase a number, specified in said notice, of Additional Shares, or on such other date, in any event not later than February 13, 1998, as shall be agreed upon by the Representatives and the Company. The time and date of such payment are hereinafter referred to as the Option Closing Date. The notice of the determination to exercise the option to purchase Additional Shares and of the Option Closing Date may be given at any time within 30 days after the date of this Agreement.

     Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

SECTION V.  Conditions to the Underwriters' Obligations

     The several obligations of the Underwriters hereunder are subject to the following further conditions:

     5.1 If the Company does not elect to rely on Rule 434 under the Rules and Regulations, and if the filing of the Prospectus is required pursuant to Rule 424(b), the Prospectus (including a prospectus supplement) shall have been filed with the Commission in the manner and within the time period required by Rule 424(b). If the Company elects to rely on Rule 434 under the Rules and Regulations, immediately following the execution of this Agreement, the Company will prepare an abbreviated term sheet that complies with the requirements of Rule 434 under the Rules and Regulations and will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such number as the Representatives shall reasonably request, and if necessary, promptly file or transmit for filing with the Commission the form of Prospectus complying with Rule 434(c)(2) of the Rules and Regulations in accordance with Rule 424(b) thereunder. At or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or, to the knowledge of the Company, shall be contemplated by the Commission and the Representatives shall have received at such closing a certificate signed by an officer of the Company, dated the Closing Date, to such effect.

     5.2 Subsequent to the date of this Agreement and at or prior to the Closing Date,

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change with possible negative implications, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act; and

          (ii) there shall not have occurred any change, or any development involving a prospective change, the effect of which is materially adverse to the condition, financial or otherwise, or the earnings, business affairs or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus and that makes it impracticable, in the Underwriters' judgment, to market the Shares on the terms and in the manner contemplated in the Prospectus.

     5.3 The Representatives shall have received a certificate, dated the Closing Date, and signed by an executive officer of the Company, to the effect set forth in section 5.2 above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

     5.4 On the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of McGuire, Woods, Battle & Boothe LLP, counsel for the Company, to the effect set forth in Exhibit A hereto.

     5.5 On the Closing Date, the Representatives shall have received the favorable opinion, dated as of the Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., counsel for the
Underwriters, to the effect set forth in Exhibit B.

     5.6 At the time of execution of this Agreement and as of the Closing Date, the Representatives shall have received letters dated as of the date hereof and/or as of the Closing Date, in form and substance satisfactory to the Representatives, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' SAS 72 "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

     5.7 The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Representatives on the Option Closing Date of such documents, opinions and certificates as the Representatives may reasonably request with respect to the matters addressed in Sections 5.1 through 5.6 above.

SECTION VI.  Covenants of the Company

     In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

     6.1 To furnish to the Underwriters, without charge, during the period mentioned in Section 6.3 below, as many copies of the Registration Statement (including all documents incorporated by reference therein) as originally filed and of all amendments thereto heretofore or hereafter filed, including copies of all exhibits except those incorporated by reference, the Prospectus, and any supplements and amendments thereto, as the Representatives may reasonably request.

     6.2 Before amending or supplementing the Registration Statement or Prospectus, to furnish to the Underwriters a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which the Underwriters reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

     6.3 If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with applicable law, to advise the Representatives of such event or necessity, as the case may be, and, promptly upon request made by the Representatives, to prepare and file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.

     6.4 As soon as practicable, to make generally available to its security holders and to the Underwriters an earnings statement covering a period of at least twelve months beginning after the effective date of the registration statement within the meaning Rule 158 under the Act which will satisfy the provisions of Section 11(a) of the Act and the Rules and Regulations.

     6.5 Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay all expenses incident to the performance of its obligations under this Agreement, including: (i) the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and all amendments and supplements to any of the foregoing, (ii) the issuance and delivery of the Shares, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the fees and disbursements of counsel for the Underwriters in connection with the preparation of any Blue Sky memoranda, (v) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Prospectus and any amendments or supplements thereto, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, and any transfer or other taxes payable in connection with the transfer and delivery of the Shares to the Underwriters, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged by the Company or with the Company's prior approval in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered with the prior approval of the Company and in connection with the road show, and (ix) the fees and expenses incurred in connection with the listing of such Shares on the New York Stock Exchange. It is understood, however, that except as provided in this Section, Section VII entitled "Indemnification," and the third paragraph of Section IX, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

     6.6 To use the proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under "Use of Proceeds."

SECTION VII.  Indemnification

     (a) The Company agrees to indemnify and hold harmless each Underwriter, their respective directors, officers and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, or is under common control with, or is controlled by, such Underwriter, from and against any and all losses, claims, damages and liabilities, and to reimburse each such Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses (including, to the extent hereinafter provided, reasonable counsel fees) incurred by it or them in connection with investigating or defending or preparing to defend against any such losses, claims, damages or liabilities arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact necessary to make the statements therein in light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any preliminary prospectus, the Prospectus or any amendments or supplements thereto; provided, however, that the foregoing indemnity, insofar as it relates to the preliminary prospectus, shall not inure to the benefit of any indemnified person if the person asserting any such loss, claim or damage purchased Shares from an Underwriter and if a copy of the Prospectus (correcting the preliminary prospectus) was required by law to be delivered and was not delivered by the Underwriter or on its behalf to such person at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims or damages, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with
Section 6.1, 6.2, or 6.3 hereof.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify, hold harmless and reimburse the Company, its directors, officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either paragraph (a) or (b) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing, but the omission so to notify such indemnifying party or parties of any such action shall not relieve such indemnifying party or parties from any liability which it or they may have to the indemnified party otherwise than on account of such indemnity agreement. In case such notice of any such action shall be so given, such indemnifying party shall, upon request of the indemnified party, retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel if necessary, reasonably satisfactory to all parties) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated in the case of parties indemnified pursuant to paragraph (a) above and by the Company in the case of parties indemnified pursuant to paragraph (b) above. The indemnifying party shall not be liable for any settlement of any litigation, investigation or proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss, claim damage, expense or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third and fourth sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) To the extent the indemnification provided for in paragraph (a) or (b) of this Section VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Underwriters, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations, including relative benefit. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include, subject to the limitations set forth in paragraph (c) above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' respective obligations to contribute pursuant to this Section VII are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The remedies provided for in this Section VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

SECTION VIII. Termination

       This Agreement shall be subject to termination by notice given by the Underwriters to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the Underwriters' judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event singly or together with any other such event makes it, in the Underwriters' judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

SECTION IX. Miscellaneous

     If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the non-defaulting Underwriters may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided, however, that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section II be increased pursuant to this Section IX by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date any Underwriter or
Underwriters shall fail or refuse to purchase Firm Shares which it or they have agreed to purchase hereunder on such date and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the number of Firm
Shares to be purchased on such date and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional
Shares and the aggregate number of Additional Shares with respect to which such default occurs in more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder; and such termination shall be without liability of any party to any other party except as provided in
Section IX, Section VII and in Section 6.5.

     Section VII, this Section IX and all representations, warranties, covenants and agreements contained in this Agreement, or in certificates of officers of the Company submitted hereunder, shall remain operative and in full force and effect regardless of (i) any termination of this Agreement; (ii) any investigation made by or on behalf of the Underwriters or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company; and (iii) acceptance of payment for any of the Shares.

     All communication hereunder will be in writing and, if sent to any Underwriter, will be sent to it by registered mail, overnight courier or facsimile, c/o Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York, 10036 (facsimile no.: (212) 761-0354), Attention: Thomas O'Flynn, and if sent to the Company, will be sent to it by registered mail, overnight courier or facsimile at 901 E. Byrd Street, Richmond, Virginia 23219 (facsimile no.: (804) 775-5819), Attention: Treasurer.

     This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                              Very truly yours,


                              DOMINION RESOURCES, INC.



                              By /s/G. SCOTT HETZER
                              Name: G. Scott Hetzer
                              Title: Vice President and Treasurer


Agreed, this 14th day of
   January, 1998

MORGAN STANLEY & CO.
     INCORPORATED
LEHMAN BROTHERS INC.
MERRILL LYNCH, PIERCE, FENNER
     & SMITH INCORPORATED
J.P. MORGAN SECURITIES INC.
     AS REPRESENTATIVES

Acting severally on behalf
  of themselves and the
  several Underwriters
  named herein.

By Morgan Stanley & Co.
  Incorporated


By /s/CAREN BYRD
Name: Caren Byrd
Title: Principal
                           Schedule I


Underwriter                        Number of Firm Shares


Morgan Stanley & Co. Incorporated                 1,336,250

Lehman Brothers Inc.                              1,336,250

Merrill Lynch, Pierce, Fenner                     1,336,250
& Smith Incorporated

J.P. Morgan Securities Inc.                       1,336,250

A.G. Edwards & Sons, Inc.                           165,000

Furman Selz LLC                                     165,000

Janney Montgomery Scott Inc.                        165,000

Edward D. Jones & Co., L.P.                         165,000

Legg Mason Wood Walker, Incorporated                165,000

Scott & Stringfellow, Inc.                          165,000

Wheat, First Securities, Inc.                       165,000



Total:                                            6,500,000